UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2020 (July 23, 2020)

Arbutus Biopharma Corporation
(Exact name of registrant as specified in charter)

British Columbia, Canada	001-34949	98-0597776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Veterans Circle Warminster, Pennsylvania	18974
(Address of principal executive offices)	(Zip Code)

(267) 469-0914
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ABUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.  Other Events.

On July 23, 2020 the United States Patent and Trademark Office before the Patent Trial and Appeal Board ("PTAB") announced their decision in Moderna Therapeutics, Inc.'s challenge of the validity of U.S. Patent 8,058,069 ("the '069 Patent"). In this decision the PTAB determined no challenged claims were unpatentable. While Arbutus Biopharma, Inc. ("Arbutus") is the patent holder, this patent has been licensed to Genevant Sciences Ltd. ("Genevant").

As previously disclosed, in April 2018 Arbutus entered into an agreement with Roivant Sciences Ltd., its largest shareholder, to launch Genevant, a company focused on the discovery, development, and commercialization of a broad range of RNA-based therapeutics enabled by Arbutus' lipid nanoparticle ("LNP") and ligand conjugate delivery technologies. Arbutus licensed exclusive rights to its LNP and ligand conjugate delivery platforms to Genevant for RNA-based applications outside of HBV, except to the extent certain rights had already been licensed to other third parties. Arbutus retained all rights to its LNP and conjugate delivery platforms for HBV. The '069 Patent was included in this license agreement between Genevant and Arbutus.

Arbutus is entitled to receive tiered low single digit royalties on future sales of Genevant products covered by the licensed patents. If Genevant enters into a sub-license agreement, Arbutus would receive twenty percent of the revenue received by Genevant for this sublicensing of the intellectual property licensed by Arbutus to Genevant.

Arbutus owns approximately 40% of the common equity of Genevant. Genevant has issued convertible debt securities to other investors. If those securities are converted to common shares, or additional capital is invested into Genevant by other parties, Arbutus' ownership interest in Genevant will be significantly diluted. Arbutus' entitlement to receive future royalties or sublicensing revenue will not be reduced by any dilution of Arbutus' equity ownership position in Genevant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: July 23, 2020
Name:	David C. Hastings
Title:	Chief Financial Officer